Exhibit 99.1

	2 Changi South Lane Singapore 486123	65.6299.8888 Main www.flextronics.com

P R E S S R E L E A S E

Renee Brotherton	Kevin Kessel
Corporate Communications	Investor Relations
(408) 576-7189	(408) 576-7985
renee.brotherton@flextronics.com	kevin.kessel@flextronics.com

FLEXTRONICS REPORTS FIRST QUARTER RESULTS

San Jose, CA—JULY 25, 2013 — Flextronics (NASDAQ: FLEX) today announced results for its first quarter ended June 28, 2013 as follows:

	Three Month Periods Ended
	June 28	March 31	June 29
(US$ in millions, except EPS)	2013	2013	2012
Continuing Operations:
Net sales	$5,791	$5,295	$5,976
Adjusted operating income	$137	$106	$177
Restructuring charges	$(41)	$(125)	$—
GAAP operating income (loss)	$87	$(27)	$167
Adjusted income from continuing operations	$112	$86	$154
GAAP income (loss) from continuing operations	$59	$(49)	$137
Adjusted EPS	$0.18	$0.13	$0.22
EPS impact from restructuring charges	$(0.06)	$(0.18)	$—
GAAP EPS	$0.09	$(0.08)	$0.20
WASO	640	664	688

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release. Weighted average ordinary shares used for calculating GAAP EPS for the three months ended March 31, 2013 were the same for basic and diluted, or 651 million shares, due to the net loss for the quarter ended March 31, 2013, see Schedule I.

First Quarter Results of Operations

Net sales for the first quarter ended June 28, 2013 were $5.8 billion, exceeding the Company’s previously provided revenue guidance of $5.3 billion to $5.6 billion.  The Company’s adjusted earnings per diluted share of $0.18 in the first quarter ended June 28, 2013 also exceeded the Company’s previously provided guidance of $0.12 to $0.16.

“We remain focused on our execution and our first quarter results reflect progress towards the financial plan that was outlined at our recent Investor & Analyst Day,” said Chris Collier, CFO of Flextronics. “We are well positioned and fully committed to increasing shareholder value and are confident in our ability to deliver continued improvement in our operating results.”

“We continue to see signs of stability in the macro-environment that are encouraging,” said Mike McNamara, CEO of Flextronics.  “Our revenues are expanding and our margins are improving. We continue to invest strategically in our business and further strengthen our position as the premier supply chain solutions company.”

The Company recently completed its prior share repurchase plan. In addition, the Board has authorized, subject to shareholder approval at the Extraordinary General Meeting on July 29, 2013, a new share repurchase plan.  Repurchases under the Company’s share repurchase plans are subject to an aggregate limit under Singapore law of 10% of the Company’s outstanding ordinary shares as of the date of the Company’s Extraordinary General Meeting.  This new authorization would permit, subject to shareholder approval, the repurchase of ordinary shares up to the current maximum under the 10% limitation.  Share repurchases, if any, will be made in the open market.  The timing and actual number of shares repurchased will depend on a variety of factors including price, market conditions and applicable legal requirements. The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

Guidance

For the second quarter ending September 27, 2013, revenue is expected to be in the range of $6.1 billion to
$6.4 billion and adjusted EPS is expected to be in the range of $0.19 to $0.22 per share.  GAAP earnings per share is expected to be lower than the guidance provided herein by approximately $0.03 per diluted share for intangible amortization and stock-based compensation expense.

Conference Calls and Web Casts

A conference call hosted by Flextronics’s management will be held today at 2:00 PM (PT) / 5:00 PM (ET)
to discuss the Company’s financial results for the first quarter ended June 28, 2013.  The conference call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of a slide presentation may also be found on the Company’s site.  A replay of the broadcast will remain available on the Company’s website afterwards.

About Flextronics

Flextronics International Ltd. (Reg. No. 199002645H) is a leading end-to-end supply chain solutions company that delivers design, engineering, manufacturing and logistics services to a range of industries and end-markets, including data networking, telecom, enterprise computing and storage, industrial, capital equipment, appliances, automation, medical, automotive, aerospace and defense, energy, mobile, computing and other electronic product categories.   Flextronics is an industry leader with $24 billion in sales, generated from helping its customers design, build, ship, and service their products through an unparalleled network of facilities in more than 30 countries and across four continents. Flextronics’ service offerings and vertically integrated component technologies optimize customer supply chains by lowering costs, increasing flexibility, and reducing time-to-market. For more information, visit www.flextronics.com or follow us on Twitter @flextronics.

# # #

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to the future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  These risks include: that future revenues and earnings may not be achieved as expected; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; compliance with legal and regulatory requirements; the Company’s ability to implement the restructuring actions as planned; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized, and the effects that the current macroeconomic environment could have on our business and demand for our products as well as the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations.  Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Form 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission.  The forward-

looking statements in this press release are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements.  The share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

SCHEDULE I

FLEXTRONICS INTERNATIONAL LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Month Periods Ended
	June 28, 2013	March 31, 2013	June 29, 2012
GAAP:
Net sales	$5,791,125	$5,295,318	$5,975,995
Cost of sales	5,444,964	4,982,142	5,618,638
Restructuring charges	35,126	117,519	—
Gross profit	311,035	195,657	357,357
Selling, general and administrative expenses	217,985	215,484	190,344
Restructuring charges	5,634	7,224	—
Operating income (loss)	87,416	(27,051)	167,013
Intangible amortization	8,202	8,318	7,809
Interest and other expense, net	19,684	7,823	10,785
Income (loss) from continuing operations before income taxes	59,530	(43,192)	148,419
Provision for income taxes	273	6,124	11,650
Income (loss) from continuing operations	59,257	(49,316)	136,769
Loss from discontinued operations, net of tax	—	—	(8,297)
Net income (loss)	$59,257	$(49,316)	$128,472

EPS (2):
Income (loss) from continuing operations:
GAAP	$0.09	$(0.08)	$0.20
Non-GAAP	$0.18	$0.13	$0.22
Loss from discontinued operations:
GAAP	$—	$—	$(0.01)
Non-GAAP	$—	$—	$(0.01)
Net income (loss):
GAAP	$0.09	$(0.08)	$0.19
Non-GAAP	$0.18	$0.13	$0.21

Weighted-average basic shares used in computing per share amounts	626,120	650,938	675,366
Weighted-average diluted shares used in computing per share amounts	639,899	664,301	688,256

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures.  See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE II

FLEXTRONICS INTERNATIONAL LTD.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

	Three Month Periods Ended
	June 28, 2013	March 31, 2013	June 29, 2012
GAAP gross profit	$311,035	$195,657	$357,357
Stock-based compensation expense	1,352	1,118	1,457
Restructuring charges	35,126	117,519	—
Non-GAAP gross profit	$347,513	$314,294	$358,814
GAAP SG&A Expenses	$217,985	$215,484	$190,344
Stock-based compensation expense	7,237	6,703	8,361
Non-GAAP SG&A Expenses	$210,748	$208,781	$181,983
GAAP operating income (loss)	$87,416	$(27,051)	$167,013
Stock-based compensation expense	8,589	7,821	9,818
Restructuring charges	40,760	124,743	—
Non-GAAP operating income	$136,765	$105,513	$176,831
GAAP provision for income taxes	$273	$6,124	$11,650
Intangible amortization benefit	329	200	308
Restructuring charges	4,048	5,083	—
Non-GAAP provision for income taxes	$4,650	$11,407	$11,958
GAAP income (loss) from continuing operations	$59,257	$(49,316)	$136,769
Stock-based compensation expense	8,589	7,821	9,818
Intangible amortization	8,202	8,318	7,809
Restructuring charges	40,760	124,743	—
Adjustments for taxes	(4,377)	(5,283)	(308)
Non-GAAP income from continuing operations	$112,431	$86,283	$154,088
GAAP net income	$59,257	$(49,316)	$128,472
Stock-based compensation expense	8,589	7,821	9,818
Intangible amortization	8,202	8,318	8,840
Restructuring charges	40,760	124,743	—
Adjustments for taxes	(4,377)	(5,283)	(308)
Non-GAAP net income	$112,431	$86,283	$146,822
EPS (2):
Income (loss) from continuing operations:
GAAP	$0.09	$(0.08)	$0.20
Non-GAAP	$0.18	$0.13	$0.22
Loss from discontinued operations:
GAAP	$—	$—	$(0.01)
Non-GAAP	$—	$—	$(0.01)
Net income (loss):
GAAP	$0.09	$(0.08)	$0.19
Non-GAAP	$0.18	$0.13	$0.21

See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE III

FLEXTRONICS INTERNATIONAL LTD.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 28, 2013	March 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$1,279,574	$1,587,087
Accounts receivable, net	2,480,022	2,111,996
Inventories	3,152,397	2,722,500
Other current assets	1,316,475	1,349,818
Total current assets	8,228,468	7,771,401

Property and equipment, net	2,278,266	2,174,588
Goodwill and other intangible assets, net	348,665	343,552
Other assets	313,525	302,014
Total assets	$11,168,924	$10,591,555

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Bank borrowings and current portion of long-term debt	$409,860	$416,654
Accounts payable	4,323,873	3,705,297
Other current liabilities	2,213,993	2,050,834
Total current liabilities	6,947,726	6,172,785

Long-term debt, net of current portion:
4.625% Notes (due 2020)	500,000	500,000
5.000% Notes (due 2023)	500,000	500,000
Term loans	645,682	646,135
Other long-term debt	4,854	4,838
Other liabilities	482,054	521,039

Total shareholders’ equity	2,088,608	2,246,758
Total liabilities and shareholders’ equity	$11,168,924	$10,591,555

SCHEDULE IV

FLEXTRONICS INTERNATIONAL LTD.

NOTES TO SCHEDULES I, II, & III

(1)  To supplement Flextronics’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP income from continuing operations, non-GAAP net income and non-GAAP net income per diluted share.  These supplemental measures exclude stock-based compensation expense, restructuring charges, intangible amortization and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies.  We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flextronics’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flextronics’s results of operations in conjunction with the corresponding GAAP measures.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures.  We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance.  We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors.  In addition, management’s incentive compensation is determined using certain non-GAAP measures.  Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation.  Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results.  We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•                  the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•                  the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•                  a better understanding of how management plans and measures the Company’s underlying business; and

•                  an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions.  The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types.  In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Restructuring charges include severance, asset impairment, lease termination, contract and product exit costs and other charges primarily related to the closures and consolidations of various manufacturing facilities. These costs may vary in size based on the Company’s restructuring activities, and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends, and are therefore excluded by the Company from its non-GAAP measures.

Intangible amortization consists of non-cash charges that can be impacted by the timing and magnitude of acquisitions.  The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures.  The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies.

Free Cash Flow of $57 million for the first quarter ended June 28, 2013 consists of GAAP net cash flows from operating activities of $198 million less purchases of property and equipment net of dispositions of $141 million. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities.  Since Free Cash Flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure — “net cash flows provided by operating activities.”

(2) Weighted average ordinary shares used for calculating GAAP EPS were the same for basic and diluted due to the net loss for the quarter ended March 31, 2013.